Exhibit 32.1

WRITTEN STATEMENT
OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

The undersigned hereby certify that, to the best of the knowledge of the undersigned, the Quarterly Report on Form 10-Q for the quarter ended March 31, 2008 filed by Neuro-Hitech, Inc. with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the issuer.

Date: May 14, 2008	By:	/s/ Gary T. Shearman
Gary T. Shearman
President and Chief Executive Officer

Date: May 15, 2008	By:	/s/ David J. Barrett
David J. Barrett
Chief Financial Officer